EXHIBIT 99.1

Amtech Announces Large Orders for
High Throughput PECVD Systems and Bi-facial N-type Technology
Tempe, Arizona, January, 24 2017 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production equipment and related supplies for the solar, semiconductor, and LED markets, today announced fiscal year 2017 year-to-date order bookings through January 20, 2017 are approximately $84 million. This includes solar orders of $60 million. The solar bookings include major wins for the Company’s high productivity PECVD platform with top tier customers in China, Malaysia, and Taiwan and an n-type bi-facial turnkey order from a new customer in China. The majority of the orders are expected to ship within the next six to nine months.
Fokko Pentinga, CEO and President of Amtech, commented, “These competitive wins are a direct result of our ongoing investment program and a clear testament to the Company’s ability to meet the market’s expectations as they selectively invest in next-generation technology solutions. Our newly introduced PECVD platform is recognized as a compelling solution to increase the efficiency in solar cell manufacturing while lowering the cost of ownership. The continuing development of our advanced n-type technology led to this turnkey order from a customer who will use the technology for Bi-Facial glass-glass module design in the first of a multi-phase 1GW cell and module expansion. We believe that Amtech has the right mix of n-type and PERC cell technologies for this expanding global solar market where success is driven by the best next-gen technology solutions. Recently, we have experienced increased customer interest in our n-type technology. As the solar market looks to the future, we believe n-type cell technology has the best roadmap to higher efficiency.”
About Amtech Systems, Inc.
Amtech Systems, Inc. is a global supplier of advanced thermal processing equipment to the solar, semiconductor / electronics, and LED manufacturing markets. Amtech's equipment includes diffusion, ALD and PECVD systems and solder reflow systems. Amtech also supplies wafer handling automation and polishing equipment and related consumable products. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, LEDs, semiconductors, MEMS, printed circuit boards, semiconductor packaging, and the polishing of newly sliced sapphire and silicon wafers. Amtech’s products are recognized under the leading brand names Tempress SystemsTM, Bruce TechnologiesTM, PR HoffmanTM, R2D AutomationTM, SoLayTec, and BTU International.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology and are intended to identify such forward-looking statements. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, and plans and objectives of Amtech and its management for future operations. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2016, listed various important factors that could affect the company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-Ks and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Robert T. Hass Chief Financial Officer (480) 967-5146 irelations@Amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com